Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Chromcraft Revington, Inc. (the "Company") on Form 10-Q for the period ended April 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Frank T. Kane, Vice President - Finance, Acting Principal Executive Officer and Chief Financial Officer of the Company, hereby certifies, to such officer's knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.



/s/ Frank T. Kane
----------------------------------
Frank T. Kane
Vice President-Finance,
Acting Principal Executive Officer
and Chief Financial Officer

May 9, 2005


     This certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document or for any other purpose.